UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2010

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Principal Officers; Election of Director; Appointment of Principal Officers.

On November 4, 2010, the Board of Directors of Epiq Systems, Inc. (the “Company”) created a new directorship and appointed a new Independent Director to the Board of Directors.  Mr. Terry Matlack was elected as an Independent director of the Corporation effective January 1, 2011 and will be a member of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Corporation, to serve until the next annual meeting of the shareholders of the Corporation, or until his successor is elected and duly qualified. The Board determined that Mr. Matlack is independent in accordance with applicable NASDAQ rules.

Mr. Matlack is Managing Director of Tortoise Capital Advisors which he co-founded in 2002. Mr. Matlack brings experience as a private equity investor with Kansas City Equity Partners, he was an investment banker with B.C. Christopher and president of several private corporations. He is a graduate of Kansas State University with JD/MBA degrees from the University of Kansas. He also holds a CFA designation.

With Mr. Matlack’s appointment, the company’s board of directors now consists of five independent members and two management members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: November 10, 2010

	By:	/s/ Tom W. Olofson
Name: Tom W. Olofson
Title: Chairman of the Board, Chief Executive Officer and Director